As filed with the Securities and Exchange Commission on September 23, 2011
Registration No. 333-175188

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 3 to
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
CAPELLA HEALTHCARE, INC.
(Exact name of registrants as specified in their charters)

Delaware	8062	20-2767829
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
SEE TABLE OF ADDITIONAL REGISTRANTS
501 Corporate Centre Drive, Suite 200
Franklin, Tennessee 37067
(615) 764-3000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Daniel S. Slipkovich
Chief Executive Officer
Capella Healthcare, Inc.
501 Corporate Centre Drive, Suite 200
Franklin, Tennessee 37067
(615) 764-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
J. Chase Cole, Esq.
David C. Head, Esq.
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219
(615) 244-6380
     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
     If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
          Exchange Act Rule 13e-4(i)(Cross-Border Issuer Tender Offer) ☐
          Exchange Act Rule 14d-1(d)(Cross-Border Third-Party Tender Offer) ☐
     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

		Primary
	State or Other	Standard	I.R.S.
	Jurisdiction of	Industrial	Employer
	Incorporation	Classification	Identification
Name, Address and Telephone Number (1)	or Organization	Code Number	Number
Capella Holdings of Oklahoma, LLC	Delaware	8062	20-8308250
Capital Medical Center Holdings, LLC	Delaware	8062	14-1936331
Capital Medical Center Partner, LLC	Delaware	8062	62-1805349
CMCH Holdings LLC	Delaware	8062	26-4088312
Columbia Medical Group — South Pittsburg, Inc.	Tennessee	8062	62-1639105
Columbia Olympia Management, Inc.	Delaware	8062	62-1690140
Cullman County Medical Clinic, Inc.	Alabama	8062	63-1138503
Cullman Hospital Corporation	Alabama	8062	63-1157234
Cullman Surgery Venture Corp.	Delaware	8062	74-3042199
Farmington Clinic Company, LLC	Missouri	8062	20-4795191
Farmington Heart & Vascular Center, LLC	Delaware	8062	27-0888641
Farmington Hospital Corporation	Missouri	8062	20-4795037
Farmington Missouri Hospital Company, LLC	Missouri	8062	20-4795132
Grandview Physician Group, LLC	Tennessee	8062	32-0142836
Hartselle Physicians, Inc.	Alabama	8062	63-1173620
Jacksonville Medical Professional Services, LLC	Delaware	8062	20-5957808
Jacksonville Surgical and Medical Affiliates, LLC	Delaware	8062	26-3311350
Lawton Holdings, LLC	Delaware	8062	26-4088357
Lawton Surgery Investment Company, LLC	Delaware	8062	45-2261683
Mineral Area Pharmacy and Durable Medical Equipment, LLC	Missouri	8062	20-4890756
Muskogee Holdings, LLC	Delaware	8062	20-4088158
Muskogee Medical and Surgical Associates, LLC	Delaware	8062	26-4445694
Muskogee Physician Group, LLC	Delaware	8062	20-8493666
Muskogee Regional Medical Center, LLC	Delaware	8062	20-8308340
National Healthcare of Decatur Inc.	Delaware	8062	63-0928790
National Healthcare of Hartselle, Inc.	Delaware	8062	63-0928787
National Park Cardiology Services, LLC	Delaware	8062	26-4446655
National Park Family Care, LLC	Delaware	8062	27-4035448
National Park Physician Services, LLC	Delaware	8062	62-1762445
NPMC Holdings, LLC	Delaware	8062	26-4088237
NPMC, Home Health, LLC	Delaware	8062	20-8449844
NPMC, LLC	Delaware	8062	20-4599508

		Primary
	State or Other	Standard	I.R.S.
	Jurisdiction of	Industrial	Employer
	Incorporation	Classification	Identification
Name, Address and Telephone Number (1)	or Organization	Code Number	Number
Oregon Healthcorp, LLC	Delaware	8062	62-1769632
Parkway Medical Clinic, Inc.	Alabama	8062	63-1138502
QHG of Jacksonville, Inc.	Alabama	8062	62-1637909
River Park Hospital, Inc.	Tennessee	8062	62-0811451
River Park Hospitalists, LLC	Tennessee	8062	03-0557520
River Park Physician Group, LLC	Delaware	8062	26-3798779
Russellville Holdings, LLC	Delaware	8062	62-1771866
Sequatchie Valley Urology, LLC	Tennessee	8062	32-0142834
Southwestern Emergency Department Physician Services, LLC	Oklahoma	8062	13-4229397
Southwestern Medical Center, LLC	Delaware	8062	62-1757662
Southwestern Neurosurgery Physicians, LLC	Oklahoma	8062	20-1084297
Southwestern Physician Services, LLC	Oklahoma	8062	57-1141094
Southwestern Radiology Affiliates, LLC	Delaware	8062	27-3256164
Southwestern Surgical Affiliates LLC	Delaware	8062	26-3311227
SP Acquisition Corp.	Tennessee	8062	62-1321262
Sparta Hospital Corporation	Tennessee	8062	62-1587742
St. Mary’s Holdings, LLC	Delaware	8062	26-4088270
St. Mary’s Physician Services, LLC	Delaware	8062	62-1769626
St. Mary’s Real Property, LLC	Delaware	8062	62-1762460
Western Washington Healthcare, LLC	Washington	8062	20-1275656
Willamette Valley Clinics, LLC	Delaware	8062	62-1766695
Willamette Valley Medical Center, LLC	Delaware	8062	62-1762552
WPC Holdco, LLC	Delaware	8062	62-1839545

(1)	The address of each additional registrant’s principal executive office is c/o Capella Healthcare, Inc., 501 Corporate Centre Drive, Suite 200, Franklin, Tennessee 37067. The telephone number of each additional registrant is (615) 764-3000.
Explanatory Note:
This Amendment No. 3 to the Registration Statement is being filed to file exhibits only.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
Alabama Registrants
Cullman County Medical Clinic, Inc., Cullman Hospital Corporation, Hartselle Physicians, Inc., Parkway Medical Clinic, Inc., and QHG of Jacksonville, Inc. are incorporated under the laws of Alabama.
     The Code of Alabama 1975 (the “Alabama Code”), Section 10A-2-8.51 and 10A-2-8.56 gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation, or, in all other cases, not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person shall have not met the applicable standard of conduct, shall have been adjudged to be liable to the corporation or, in connection with any other action, suit or proceeding charging improper personal benefit to such person, if such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for reasonable expenses, which such court shall deem proper.
     Sections 10A-2-8.52 and 10A-2-8.56 of the Alabama Code state that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.
     The bylaws of each corporation provide that the corporation shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of such deceased officers or directors.

Delaware Registrants
(a) Capella Healthcare, Inc., Columbia Olympia Management, Inc., Cullman Surgery Venture Corp., National Healthcare of Decatur, Inc., and National Healthcare of Hartselle, Inc., are incorporated under the laws of Delaware.
     Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.
     The bylaws for Capella provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of Capella or is or was serving at the request of Capella as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by Capella to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that Capella shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by Capella’s Board of Directors. Capella may, by action of the Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.
     The bylaws of the remainder of the Delaware corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.
(b) Capella Holdings of Oklahoma, LLC, Capital Medical Center Holdings, LLC, Capital Medical Center Partner, LLC, CMHC Holdings, LLC, Farmington Heart & Vascular Center, LLC, Jacksonville Medical Professional Services, LLC, Jacksonville Surgical and Medical Affiliates, LLC, Lawton Holdings, LLC, Lawton Surgery Investment Company, LLC, Muskogee Holdings, LLC, Muskogee Medical and Surgical Associates, LLC, Muskogee Physician Group, LLC, Muskogee Regional Medical Center, LLC, National Park Cardiology Services, LLC, National Park Family Care, LLC, National Park Physician Services, LLC, NPMC Holdings, LLC, NPMC Home Health,

LLC, NPMC, LLC, Oregon Healthcorp, LLC, River Park Physician Group, LLC, Russelllville Holdings, LLC, Southwestern Medical Center, LLC, Southwestern Radiology Affiliates, LLC, Southwestern Surgical Affiliates, LLC, St. Mary’s Holdings, LLC, St. Mary’s Physician Services, LLC, St. Mary’s Real Property, LLC, Williamette Valley Clinics, LLC, Williaette Valley Medical Center, LLC, and WPC Holdco, LLC are formed under the laws of Delaware.
     Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.
     The operating agreement of each of the Delaware limited liability company provides for the indemnification of such registrant’s officers and managers against all reasonable expenses incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers or directors.
Missouri Registrants
     (a) Farmington Hospital Corporation is incorporated under the laws of Missouri.
     Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director or officer of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.
     Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys’ fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court.
     Section 351.355(3) provides that a corporation shall indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2).
     Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.
     The bylaws of Farmington Hospital Corporation provide for the indemnification of the officers and directors of Farmington Hospital Corporation against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.
(b) Farmington Clinic Company, LLC, Farmington Missouri Hospital Company, LLC, and Mineral Area Pharmacy and Durable Medical Equipment, LLC are formed under the laws of Missouri.
     The operating agreements of each Missouri limited liability company registrant provides for the indemnification of such registrant’s officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.
     The Missouri Limited Liability Company Act is silent with respect to the limits of a limited liability company’s ability to provide for the indemnification of its officers and managers in its operating agreement. However, Section 347.081(2) states that it is the policy of the Missouri Limited Liability Company Act to give the maximum effect to the principle of freedom of contract and to the enforceability of operating agreements.
Oklahoma Registrants
Southwestern Emergency Department Physicians Services, LLC, Southwestern Neurosurgery Physicians, LLC, and Southwestern Physician Services, LLC are formed under the laws of Oklahoma.
     Section 2017 of the Oklahoma Limited Liability Company Act (“OLLCA”) provides that the articles of organization or operating agreement of a limited liability company may provide for the indemnification of members or managers of the company. Under the OLLCA, the articles of organization or operating agreement may also eliminate or limit the liability of a member or manager for monetary damages for breach of fiduciary duty, except in circumstances involving (i) a manager’s breach of the duty of loyalty to the company or its members, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, or (iii) any transaction from which the manager derived an improper personal benefit.
     The operating agreement of each Oklahoma limited liability company registrant provides for the indemnification of such registrant’s officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.
Tennessee Registrants
(a) Columbia Medical Group — South Pittsburg, Inc., River Park Hospital, Inc., SP Acquisition Corp. and Sparta Hospital Corporation are incorporated under the laws of Tennessee.
     The Tennessee Business Corporation Act (“TBCA”) sets forth in Sections 48-18-502 through 48-18-508 the circumstances governing the indemnification of directors and officers of a corporation against liability incurred in the course of their official capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) the director reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Officers who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA, to the same indemnification afforded to directors under Sections 48-18-503 and 48-18-505.
     The bylaws of each of the Tennessee corporations provide for the indemnification of such corporations’ officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.
(b) Grandview Physician Group, LLC, River Park Hospitalists, LLC, and Sequatchie Valley Urology, LLC are formed under the laws of Tennessee.
     River Park Hospitalists, LLC and Sequatchie Valley Urology, LLC are limited liability companies formed under the Tennessee Limited Liability Company Act (the “TLLCA”). Grandview Physician Group, LLC is a limited liability company formed under the Tennessee Revised Limited Liability Company Act (the “TRLLCA”).
     Section 48-243-101 of the TLLCA provides that a limited liability company may indemnify governors, officers and members of the limited liability company against liability if (1) the individual acted in good faith and (2) reasonably believed that such individual’s conduct in his or her official capacity was in the best interest of the limited liability company and in all other cases that such individual’s conduct was at least not opposed to the best interests of the limited liability company and (3) in a criminal proceeding, the individual had no cause to believe such individual’s conduct was unlawful. Section 48-243-101(b) also provides that unless otherwise provided by its articles of organization, a limited liability company may not indemnify a responsible person in connection with a proceeding to which the responsible person was adjudged liable to the limited liability company or in connection with a proceeding whereby such responsible person is adjudged liable to the limited liability company for receiving an improper personal benefit. Section 48-243-101(c) of the TLLCA provides that unless otherwise provided by its articles of organization, a limited liability company shall indemnify a responsible person who was wholly successful in the defense of a proceeding against that person as a responsible person for the limited liability company.
     Section 48-249-115(b) of the TRLLCA provides that a limited liability company may an individual made a party to a proceeding because such individual is or was a responsible person against liability incurred in the proceeding if (1) the individual acted in good faith and (2) reasonably believed that such individual’s conduct in his or her official capacity was in the best interest of the limited liability company and in all other cases that such individual’s conduct was at least not opposed to the best interests of the limited liability company and (3) in a criminal proceeding, the individual had no cause to believe such individual’s conduct was unlawful. Section 48-249-115(b) of the TRLLCA also provides that a limited liability company may not indemnify a responsible person in connection with a proceeding to which the responsible person was adjudged liable to the limited liability company or in connection with a proceeding whereby such responsible person is adjudged liable to the limited liability company for receiving an improper personal benefit. Section 48-249-115(c) of the TRLLCA provides that unless otherwise provided by its articles of organization, a limited liability company shall indemnify a responsible person who was wholly successful in the defense of a proceeding against that person as a responsible person for the limited liability company.
     Both Section 48-243-101(h) of the TLLCA and Section 48-249-115(h) of the TRLLCA authorize a limited liability company to purchase and maintain insurance on behalf of any person who is or was a responsible person, manager, officer, employee, independent contractor, or agent of the limited liability company, or who while a responsible person, manager, officer, employee, independent contractor, or agent of the limited liability company, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the limited liability company would otherwise have the power to indemnify him under Section 48-243-101(b)-(c) of the TLLCA or Section 48-249-115(b)-(c), as applicable.
     Both Section 48-243-101(i) of the TLLCA and Section 48-249-115(i) of the TRLLCA prohibit indemnification if a responsible person is adjudged liable for a breach of the duty of loyalty to the limited liability company or its members or for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law.
     The operating agreement of each Tennessee limited liability company registrant provides for the indemnification of such registrant’s officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.
Washington Registrant
     Western Washington Healthcare, LLC is formed under the laws of Washington.
     Section 25.15.040 of the Washington Limited Liability Company Act (the “WLLCA”) provides that a limited liability company agreement may contain provisions not inconsistent with law that: (a) eliminate or limit the personal liability of a member or manager to the limited liability company or its members for monetary damages for conduct as a member or manager, provided that such provisions shall not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for conduct of the member or manager, violating Section 25.15.235 of the WLLCA (which restricts distributions when a company’s liabilities exceed its assets) or for any transaction from which the member or manager will personally receive a benefit in money, property or services to which the member or manager is not legally entitled; or (b) indemnify any member or manager from and against any judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, conduct of the member or manager adjudged to be in violation of Section 25.15.235 of the WLLCA or any transaction with respect to which it was finally adjudged that such member or manager received a benefit in money, property or services to which such member or manager was not legally entitled.
     The operating agreement of Western Washington Healthcare, LLC provides for the indemnification of the officers and managers of Western Washington Healthcare, LLC against all reasonable expenses incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers or managers.
Certain Other Arrangements
     Capella maintains a directors’ and officers’ liability insurance policy that covers the directors and officers of each of the registrants in amounts that Capella believes are customary in its industry, including for liabilities in connection with the registration, offering and sale of the notes.
Item 21. Exhibits and Financial Statement Schedules
              (a) Exhibits:

Exhibit
Number	Description
3.1	Certificate of Incorporation of Capella Healthcare, Inc. *

3.2	By-Laws of Capella Healthcare, Inc. *

3.3	Certificate of Formation of Capella Holdings of Oklahoma, LLC *

3.4	Limited Liability Company Agreement of Capella Holdings of Oklahoma, LLC *

3.5	Certificate of Formation of Capital Medical Center Holdings, LLC *

3.6	Operating Agreement of Capital Medical Center Holdings, LLC *

3.7	Certificate of Formation of Capital Medical Center Partner, LLC, as amended *

3.8	Limited Liability Company Agreement of Capital Medical Center Partner, LLC *

Exhibit
Number	Description
3.9	Certificate of Formation of CMCH Holdings LLC *

3.10	Limited Liability Company Agreement of CMCH Holdings LLC *

3.11	Charter of Columbia Medical Group — South Pittsburg, Inc. *

3.12	By-Laws of Columbia Medical Group — South Pittsburg, Inc. *

3.13	Certificate of Incorporation of Columbia Olympia Management, Inc. *

3.14	By-Laws of Columbia Olympia Management, Inc. *

3.15	Articles of Incorporation of Cullman County Medical Clinic, Inc., as amended *

3.16	By-Laws of Cullman County Medical Clinic, Inc., as amended *

3.17	Articles of Incorporation of Cullman Hospital Corporation, as amended *

3.18	By-Laws of Cullman Hospital Corporation, as amended *

3.19	Articles of Incorporation of Cullman Surgery Venture Corp. *

3.20	By-Laws of Cullman Surgery Venture Corp., as amended *

3.21	Certificate of Formation of Farmington Clinic Company, LLC *

3.22	Operating Agreement of Farmington Clinic Company, LLC, as amended *

3.23	Certificate of Formation of Farmington Heart & Vascular Center, LLC *

3.24	Operating Agreement of Farmington Heart & Vascular Center, LLC *

3.25	Certificate of Incorporation of Farmington Hospital Corporation *

3.26	By-Laws of Farmington Hospital Corporation, as amended *

3.27	Certificate of Incorporation of Farmington Missouri Hospital Company, LLC *

3.28	Operating Agreement of Farmington Missouri Hospital Company, LLC, as amended *

3.29	Articles of Organization of Grandview Physician Group, LLC, as amended *

3.30	Operating Agreement of Grandview Physician Group, LLC *

3.31	Articles of Incorporation of Hartselle Physicians, Inc. *

3.32	By-Laws of Hartselle Physicians, Inc., as amended *

3.33	Certificate of Formation of Jacksonville Medical Professional Services, LLC, as amended *

3.34	Limited Liability Company Agreement of Jacksonville Medical Professional Services, LLC, as amended *

3.35	Certificate of Formation of Jacksonville Surgical and Medical Affiliates, LLC *

Exhibit
Number	Description
3.36	Limited Liability Company Agreement of Jacksonville Surgical and Medical Affiliates, LLC *

3.37	Certificate of Formation of Lawton Holdings, LLC *

3.38	Limited Liability Company Agreement of Lawton Holdings, LLC *

3.39	Articles of Organization of Mineral Area Pharmacy and Durable Medical Equipment, LLC *

3.40	Operating Agreement of Mineral Area Pharmacy and Durable Medical Equipment, LLC, as amended *

3.41	Certificate of Formation of Muskogee Holdings, LLC *

3.42	Limited Liability Company Agreement of Muskogee Holdings, LLC *

3.43	Certificate of Formation of Muskogee Medical and Surgical Associates, LLC *

3.44	Limited Liability Company Agreement of Muskogee Medical and Surgical Associates, LLC *

3.45	Certificate of Formation of Muskogee Physician Group, LLC *

3.46	Limited Liability Company Agreement of Muskogee Physician Group, LLC *

3.47	Certificate of Formation of Muskogee Regional Medical Center, LLC *

3.48	Limited Liability Company Agreement of Muskogee Regional Medical Center, LLC *

3.49	Certificate of Incorporation of National Healthcare of Decatur Inc. *

3.50	By-Laws of National Healthcare of Decatur Inc., as amended *

3.51	Certificate of Incorporation of National Healthcare of Hartselle, Inc. *

3.52	By-Laws of National Healthcare of Hartselle, Inc., as amended *

3.53	Certificate of Incorporation of National Park Cardiology Services, LLC *

3.54	Limited Liability Company Agreement of National Park Cardiology Services, LLC *

3.55	Limited Liability Company Agreement of National Park Family Care, LLC *

3.56	Limited Liability Company Agreement of National Park Family Care, LLC, as amended *

3.57	Certificate of Formation of National Park Physician Services, LLC, as amended *

3.58	Limited Liability Company Agreement of National Park Physician Services, LLC, as amended *

3.59	Certificate of Formation of NPMC Holdings, LLC *

3.60	Limited Liability Company Agreement of NPMC Holdings, LLC *

3.61	Certificate of Formation of NPMC, Home Health, LLC, as amended *

3.62	Limited Liability Company Agreement of NPMC, Home Health, LLC, as amended *

Exhibit
Number	Description
3.63	Certificate of Formation of NPMC, LLC, as amended *

3.64	Limited Liability Company Agreement of NPMC, LLC, as amended *

3.65	Certificate of Formation of Oregon Healthcorp, LLC *

3.66	Limited Liability Company Agreement of Oregon Healthcorp, LLC, as amended *

3.67	Articles of Incorporation of Parkway Medical Clinic, Inc. *

3.68	By-Laws of Parkway Medical Clinic, Inc., as amended *

3.69	Articles of Incorporation of QHG of Jacksonville, Inc. *

3.70	By-Laws of QHG of Jacksonville, Inc., as amended *

3.71	Charter of River Park Hospital, Inc., as amended *

3.72	By-Laws of River Park Hospital, Inc., as amended *

3.73	Articles of Organization of River Park Hospitalists, LLC *

3.74	Operating Agreement of River Park Hospitalists, LLC *

3.75	Certificate of Formation of River Park Physician Group, LLC *

3.76	Limited Liability Company Agreement of River Park Physician Group, LLC *

3.77	Certificate of Formation of Russellville Holdings, LLC, as amended *

3.78	Limited Liability Company Agreement of Russellville Holdings, LLC, as amended *

3.79	Articles of Organization of Sequatchie Valley Urology, LLC *

3.80	Operating Agreement of Sequatchie Valley Urology, LLC *

3.81	Articles of Organization of Southwestern Emergency Department Physician Services, LLC *

3.82	Limited Liability Company Agreement of Southwestern Emergency Department Physician Services, LLC, as amended *

3.83	Certificate of Formation of Southwestern Medical Center, LLC *

3.84	Limited Liability Company Agreement of Southwestern Medical Center, LLC, as amended *

3.85	Articles of Organization of Southwestern Neurosurgery Physicians, LLC *

3.86	Limited Liability Company Agreement of Southwestern Neurosurgery Physicians, LLC *

3.87	Articles of Organization of Southwestern Physician Services, LLC *

3.88	Limited Liability Company Agreement of Southwestern Physician Services, LLC, as amended *

3.89	Certificate of Formation of Southwestern Radiology Affiliates, LLC *

Exhibit
Number	Description
3.90	Limited Liability Company Agreement of Southwestern Radiology Affiliates, LLC *

3.91	Certificate of Incorporation of Southwestern Surgical Affiliates LLC *

3.92	Limited Liability Company Agreement of Southwestern Surgical Affiliates LLC *

3.93	Charter of SP Acquisition Corp., as amended *

3.94	By-Laws of SP Acquisition Corp. *

3.95	Charter of Sparta Hospital Corporation, as amended *

3.96	By-Laws of Sparta Hospital Corporation, as amended *

3.97	Certificate of Formation of St. Mary’s Holdings, LLC *

3.98	Limited Liability Company Agreement of St. Mary’s Holdings, LLC, as amended *

3.99	Certificate of Formation of St. Mary’s Physician Services, LLC, as amended *

3.100	Limited Liability Company Agreement of St. Mary’s Physician Services, LLC, as amended *

3.101	Certificate of Formation of St. Mary’s Real Property, LLC, as amended *

3.102	Limited Liability Company Agreement of St. Mary’s Real Property, LLC, as amended *

3.103	Certificate of Formation of Western Washington Healthcare, LLC *

3.104	Limited Liability Company Agreement of Western Washington Healthcare, LLC *

3.105	Certificate of Formation of Willamette Valley Clinics, LLC, as amended *

3.106	Limited Liability Company Agreement of Willamette Valley Clinics, LLC, as amended *

3.107	Certificate of Formation of Willamette Valley Medical Center, LLC, as amended *

3.108	Limited Liability Company Agreement of Willamette Valley Medical Center, LLC, as amended *

3.109	Certificate of Formation of WPC Holdco, LLC, as amended *

3.110	Limited liability Company Agreement of WPC Holdco, LLC *

3.111	Certificate of Formation of Lawton Surgery Investment Company, LLC, as amended *

3.112	Limited liability Company Agreement of Lawton Surgery Investment Company, LLC *

4.1	Indenture, dated as of June 28, 2010, among Capella Healthcare, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee *

4.2	Form of 9 1/4% Senior Notes due 2017 (included in Exhibit 4.1) *

4.3	First Supplemental Indenture, dated October 8, 2010, among Southwestern Radiology Affiliates, LLC, Capella Healthcare, Inc. and U.S. Bank National Association, as Trustee *

4.4	Second Supplemental Indenture, dated January 14, 2011, among National Park Family Care, LLC, Capella Healthcare, Inc. and U.S. Bank National Association, as Trustee *

Exhibit
Number	Description
4.5	Registration Rights Agreement, dated as of June 28, 2010, among Capella Healthcare, Inc., the Guarantors party thereto, and Banc of America Securities LLC, as representatives of the initial purchasers named therein *

5	Opinion of Waller Lansden Dortch & Davis, LLP *

10.1	Stock Purchase Agreement, dated as of May 4, 2005, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the other investors named therein *

10.2	Supplement No. 1 to the Stock Purchase Agreement, dated as of April , 2007, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the other investors named therein *

10.3	Amendment and Supplement No. 2 to the Stock Purchase Agreement, dated as of February 29, 2008, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the other investors named therein *

10.4	Stockholders Agreement, dated as of May 4, 2005, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the other investors named therein *

10.5	Amendment No. 1 to the Stockholders Agreement, dated as of February 29, 2008, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the other investors named therein *

10.6	Registration Rights Agreement, dated as of May 4, 2005, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the other investors named therein *

10.7	Professional Services Agreement, dated as of May 4, 2005, between GTCR Golder Rauner II, LLC and Capella Healthcare, Inc. *

10.8	Amendment No. 1 to Professional Services Agreement between GTCR Golder Rauner II, LLC and Capella Healthcare, Inc., dated as of November 30, 2005 *

10.9	Loan and Security Agreement, dated June 28, 2010, by and among Capella Healthcare, Inc. and certain borrowing subsidiaries as Borrowers, certain guarantying subsidiaries as Guarantors, certain financial institutions as Lenders, Bank of America, N.A. as Agent and Collateral Agent, Citibank, N.A. as Syndication Agent, Barclays Bank PLC and General Electric Capital Corporation as Co-Documentation Agents and Bank of America Securities LLC and Citigroup Global Markets Inc. as Co-Lead Arrangers and Co-Book Managers ***

10.10	Form of Joinder to Loan and Security Agreement *

10.11	Senior Management Agreement, dated as of May 4, 2005, by and among Capella Holdings, Inc., Capella Healthcare, Inc. and Daniel S. Slipkovich *

10.12	Amendment No. 1 to Senior Management Agreement, dated as of May 12, 2006, by and among Capella Holdings, Inc., Capella Healthcare, Inc., Daniel S. Slipkovich and GTCR Fund VIII, L.P. *

10.13	Senior Management Agreement, dated as of May 4, 2005, by and among Capella Holdings, Inc., Capella Healthcare, Inc. and James Thomas Anderson *

10.14	Amendment No. 1 to Senior Management Agreement, dated as of May 12, 2006, by and among Capella Holdings, Inc., Capella Healthcare, Inc., James Thomas Anderson and GTCR Fund VIII, L.P. *

Exhibit
Number	Description
10.15	Amendment No. 2 to Senior Management Agreement, dated as of September 1, 2010, by and among Capella Holdings, Inc., Capella Healthcare, Inc., James Thomas Anderson and GTCR Fund VIII, L.P. *

10.16	Senior Management Agreement, dated May 4, 2005, by and among Capella Holdings, Inc., Capella Healthcare, Inc. and David Andrew Slusser *

10.17	Amendment No. 1 to Senior Management Agreement, dated as of May 12, 2006, by and among Capella Holdings, Inc., Capella Healthcare, Inc., David Andrew Slusser and GTCR Fund VIII, L.P. *

10.18	Senior Management Agreement, dated as of October 17, 2005, by and among Capella Holdings, Inc., Capella Healthcare, Inc. and Denise Wilder Warren *

10.19	Amendment No. 1 to Senior Management Agreement, dated as of May 12, 2006, by and among Capella Holdings, Inc., Capella Healthcare, Inc., Denise Wilder Warren and GTCR Fund VIII, L.P. *

10.20	Senior Management Agreement, dated as of May 26, 2009, by and among Capella Holdings, Inc., Capella Healthcare, Inc. and Michael Wiechart *

10.21	Form of Amendment No. 1 to Senior Management Agreement, dated as of August 24, 2011, by and among Capella Holdings, Inc., Capella Healthcare, Inc., Michael Wiechart and GTCR Fund VIII, L.P. *

10.22	Senior Management Agreement, dated November 7, 2005, by and among Capella Holdings, Inc., Capella Healthcare, Inc. and Howard T. Wall, III *

10.23	Amendment No. 1 to Senior Management Agreement, dated May 12, 2006, by and among Capella Holdings, Inc., Capella Healthcare, Inc. and Howard T. Wall, III *

10.24	Confirmation of Departure Terms, effective June 10, 2011, by and among Capella Holdings, Inc., Capella Healthcare, Inc., Howard T. Wall, III and RegionalCare Hospital Partners *

10.25	Capella Holdings, Inc. 2006 Stock Option Plan *

10.26	Capella Holdings, Inc. Deferred Compensation Plan *

10.27	Computer and Data Processing Services Agreement, effective February 21, 2011, by and among HCA-Information Technology & Services, Inc. and Capella Healthcare, Inc.***

10.28	Amendment No. 001 to Computer and Data Processing Services Agreement, effective May 5, 2011, by and among HCA-Information Technology & Services, Inc. and Capella Healthcare, Inc.**

10.29	Lease Agreement, dated April 3, 2007, by and among Muskogee Medical Center Authority, d/b/a Muskogee Regional Medical Center , Muskogee Regional Medical Center, LLC, and Capella Healthcare, Inc. *

10.30	Form of Redemption Agreement *

12	Statement of Computation of Ratio of Earnings to Fixed Charges *

21	Subsidiaries of Registrant *

23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5) *

23.2	Consent of Ernst & Young LLP **

24	Powers of Attorney (included on signature page) *

Exhibit
Number	Description
25	Statement on Form T-1 as to the eligibility of the Trustee *

99.1	Form of Letter of Transmittal *

99.2	Form of Notice of Guaranteed Delivery *

*	Previously filed.

**	Filed herewith.

***	Filed herewith. Certain information has been omitted pursuant to a confidential treatment request filed with the SEC.
          (b) Financial Statement Schedules:
     All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included in the prospectus and are incorporated herein by reference.
Item 22. Undertakings.
(a) Each of the undersigned registrants hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, as of the 23rd day of September, 2011.

CAPELLA HEALTHCARE, INC.
By:	/s/ Daniel S. Slipkovich
Daniel S. Slipkovich
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel S. Slipkovich Daniel S. Slipkovich	Chief Executive Officer, President and Director (Principal Executive Officer)	September 23, 2011

/s/ Denise W. Warren Denise W. Warren	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	September 23, 2011

/s/ Steven R. Brumfield Steven R. Brumfield	Vice President and Controller (Principal Accounting Officer)	September 23, 2011

* J. Thomas Anderson	Director	September 23, 2011

* Robert Z. Hensley	Director	September 23, 2011

* David S. Katz	Director	September 23, 2011

* Joseph P. Nolan	Director	September 23, 2011

*	The undersigned, by signing his name thereto, signs and executes this Amendment No. 3 to the Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission.

By:	/s/ Daniel S. Slipkovich
Daniel S. Slipkovich
Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, each of the following additional registrants has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 23rd day of September, 2011.
Capella Holdings of Oklahoma, LLC
Capital Medical Center Holdings, LLC
Capital Medical Center Partner, LLC
CMCH Holdings LLC
Columbia Medical Group — South Pittsburg, Inc.
Columbia Olympia Management, Inc.
Cullman County Medical Clinic, Inc.
Cullman Hospital Corporation
Cullman Surgery Venture Corp.
Farmington Clinic Company, LLC
Farmington Heart & Vascular Center, LLC
Farmington Hospital Corporation
Farmington Missouri Hospital Company, LLC
Grandview Physician Group, LLC
Hartselle Physicians, Inc.
Jacksonville Medical Professional Services, LLC
Jacksonville Surgical and Medical Affiliates, LLC
Lawton Holdings, LLC
Lawton Surgery Investment Company, LLC
Mineral Area Pharmacy and Durable Medical Equipment, LLC
Muskogee Holdings, LLC
Muskogee Medical and Surgical Associates, LLC
Muskogee Physician Group, LLC
Muskogee Regional Medical Center, LLC
National Healthcare of Decatur Inc.
National Healthcare of Hartselle, Inc.
National Park Cardiology Services, LLC
National Park Family Care, LLC
National Park Physician Services, LLC
NPMC Holdings, LLC
NPMC, Home Health, LLC
NPMC, LLC
Oregon Healthcorp, LLC
Parkway Medical Clinic, Inc.
QHG of Jacksonville, Inc.
River Park Hospital, Inc.
River Park Hospitalists, LLC
River Park Physician Group, LLC
Russellville Holdings, LLC
Sequatchie Valley Urology, LLC
Southwestern Emergency Department Physician Services, LLC
Southwestern Medical Center, LLC
Southwestern Neurosurgery Physicians, LLC
Southwestern Physician Services, LLC
Southwestern Radiology Affiliates, LLC
Southwestern Surgical Affiliates LLC
SP Acquisition Corp.
Sparta Hospital Corporation

St. Mary’s Holdings, LLC
St. Mary’s Physician Services, LLC
St. Mary’s Real Property, LLC
Western Washington Healthcare, LLC
Willamette Valley Clinics, LLC
Willamette Valley Medical Center, LLC
WPC Holdco, LLC

By:	/s/ Daniel S. Slipkovich
Daniel S. Slipkovich
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel S. Slipkovich Daniel S. Slipkovich	Chief Executive Officer and Director or Manager of Each Additional Registrant (Principal Executive Officer)	September 23rd, 2011

/s/ Denise W. Warren Denise W. Warren	Vice President and Treasurer of Each Additional Registrant (Principal Financial Officer)	September 23rd, 2011

/s/ Steven R. Brumfield Steven R. Brumfield	Vice President and Controller of Each Additional Registrant (Principal Accounting Officer)	September 23rd, 2011

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Certificate of Incorporation of Capella Healthcare, Inc. *

3.2	By-Laws of Capella Healthcare, Inc. *

3.3	Certificate of Formation of Capella Holdings of Oklahoma, LLC *

3.4	Limited Liability Company Agreement of Capella Holdings of Oklahoma, LLC *

3.5	Certificate of Formation of Capital Medical Center Holdings, LLC *

3.6	Operating Agreement of Capital Medical Center Holdings, LLC *

3.7	Certificate of Formation of Capital Medical Center Partner, LLC, as amended *

3.8	Limited Liability Company Agreement of Capital Medical Center Partner, LLC *

3.9	Certificate of Formation of CMCH Holdings LLC *

3.10	Limited Liability Company Agreement of CMCH Holdings LLC *

3.11	Charter of Columbia Medical Group — South Pittsburg, Inc. *

3.12	By-Laws of Columbia Medical Group — South Pittsburg, Inc. *

3.13	Certificate of Incorporation of Columbia Olympia Management, Inc. *

3.14	By-Laws of Columbia Olympia Management, Inc. *

3.15	Articles of Incorporation of Cullman County Medical Clinic, Inc., as amended *

3.16	By-Laws of Cullman County Medical Clinic, Inc., as amended *

3.17	Articles of Incorporation of Cullman Hospital Corporation, as amended *

3.18	By-Laws of Cullman Hospital Corporation, as amended *

3.19	Articles of Incorporation of Cullman Surgery Venture Corp. *

3.20	By-Laws of Cullman Surgery Venture Corp., as amended *

3.21	Certificate of Formation of Farmington Clinic Company, LLC *

3.22	Operating Agreement of Farmington Clinic Company, LLC, as amended *

3.23	Certificate of Formation of Farmington Heart & Vascular Center, LLC *

3.24	Operating Agreement of Farmington Heart & Vascular Center, LLC *

3.25	Certificate of Incorporation of Farmington Hospital Corporation *

Exhibit
Number	Description
3.26	By-Laws of Farmington Hospital Corporation, as amended *

3.27	Certificate of Incorporation of Farmington Missouri Hospital Company, LLC *

3.28	Operating Agreement of Farmington Missouri Hospital Company, LLC, as amended *

3.29	Articles of Organization of Grandview Physician Group, LLC, as amended *

3.30	Operating Agreement of Grandview Physician Group, LLC *

3.31	Articles of Incorporation of Hartselle Physicians, Inc. *

3.32	By-Laws of Hartselle Physicians, Inc., as amended *

3.33	Certificate of Formation of Jacksonville Medical Professional Services, LLC, as amended *

3.34	Limited Liability Company Agreement of Jacksonville Medical Professional Services, LLC, as amended *

3.35	Certificate of Formation of Jacksonville Surgical and Medical Affiliates, LLC *

3.36	Limited Liability Company Agreement of Jacksonville Surgical and Medical Affiliates, LLC *

3.37	Certificate of Formation of Lawton Holdings, LLC *

3.38	Limited Liability Company Agreement of Lawton Holdings, LLC *

3.39	Articles of Organization of Mineral Area Pharmacy and Durable Medical Equipment, LLC *

3.40	Operating Agreement of Mineral Area Pharmacy and Durable Medical Equipment, LLC, as amended *

3.41	Certificate of Formation of Muskogee Holdings, LLC *

3.42	Limited Liability Company Agreement of Muskogee Holdings, LLC *

3.43	Certificate of Formation of Muskogee Medical and Surgical Associates, LLC *

3.44	Limited Liability Company Agreement of Muskogee Medical and Surgical Associates, LLC *

3.45	Certificate of Formation of Muskogee Physician Group, LLC *

3.46	Limited Liability Company Agreement of Muskogee Physician Group, LLC *

3.47	Certificate of Formation of Muskogee Regional Medical Center, LLC *

3.48	Limited Liability Company Agreement of Muskogee Regional Medical Center, LLC *

3.49	Certificate of Incorporation of National Healthcare of Decatur Inc. *

3.50	By-Laws of National Healthcare of Decatur Inc., as amended *

3.51	Certificate of Incorporation of National Healthcare of Hartselle, Inc. *

3.52	By-Laws of National Healthcare of Hartselle, Inc., as amended *

Exhibit
Number	Description
3.53	Certificate of Incorporation of National Park Cardiology Services, LLC *

3.54	Limited Liability Company Agreement of National Park Cardiology Services, LLC *

3.55	Limited Liability Company Agreement of National Park Family Care, LLC *

3.56	Limited Liability Company Agreement of National Park Family Care, LLC, as amended *

3.57	Certificate of Formation of National Park Physician Services, LLC, as amended *

3.58	Limited Liability Company Agreement of National Park Physician Services, LLC, as amended *

3.59	Certificate of Formation of NPMC Holdings, LLC *

3.60	Limited Liability Company Agreement of NPMC Holdings, LLC *

3.61	Certificate of Formation of NPMC, Home Health, LLC, as amended *

3.62	Limited Liability Company Agreement of NPMC, Home Health, LLC, as amended *

3.63	Certificate of Formation of NPMC, LLC, as amended *

3.64	Limited Liability Company Agreement of NPMC, LLC, as amended *

3.65	Certificate of Formation of Oregon Healthcorp, LLC *

3.66	Limited Liability Company Agreement of Oregon Healthcorp, LLC, as amended *

3.67	Articles of Incorporation of Parkway Medical Clinic, Inc. *

3.68	By-Laws of Parkway Medical Clinic, Inc., as amended *

3.69	Articles of Incorporation of QHG of Jacksonville, Inc. *

3.70	By-Laws of QHG of Jacksonville, Inc., as amended *

3.71	Charter of River Park Hospital, Inc., as amended *

3.72	By-Laws of River Park Hospital, Inc., as amended *

3.73	Articles of Organization of River Park Hospitalists, LLC *

3.74	Operating Agreement of River Park Hospitalists, LLC *

3.75	Certificate of Formation of River Park Physician Group, LLC *

3.76	Limited Liability Company Agreement of River Park Physician Group, LLC *

3.77	Certificate of Formation of Russellville Holdings, LLC, as amended *

3.78	Limited Liability Company Agreement of Russellville Holdings, LLC, as amended *

3.79	Articles of Organization of Sequatchie Valley Urology, LLC *

Exhibit
Number	Description
3.80	Operating Agreement of Sequatchie Valley Urology, LLC *

3.81	Articles of Organization of Southwestern Emergency Department Physician Services, LLC *

3.82	Limited Liability Company Agreement of Southwestern Emergency Department Physician Services, LLC, as amended *

3.83	Certificate of Formation of Southwestern Medical Center, LLC *

3.84	Limited Liability Company Agreement of Southwestern Medical Center, LLC, as amended *

3.85	Articles of Organization of Southwestern Neurosurgery Physicians, LLC *

3.86	Limited Liability Company Agreement of Southwestern Neurosurgery Physicians, LLC *

3.87	Articles of Organization of Southwestern Physician Services, LLC *

3.88	Limited Liability Company Agreement of Southwestern Physician Services, LLC, as amended *

3.89	Certificate of Formation of Southwestern Radiology Affiliates, LLC *

3.90	Limited Liability Company Agreement of Southwestern Radiology Affiliates, LLC *

3.91	Certificate of Incorporation of Southwestern Surgical Affiliates LLC *

3.92	Limited Liability Company Agreement of Southwestern Surgical Affiliates LLC *

3.93	Charter of SP Acquisition Corp., as amended *

3.94	By-Laws of SP Acquisition Corp. *

3.95	Charter of Sparta Hospital Corporation, as amended *

3.96	By-Laws of Sparta Hospital Corporation, as amended *

3.97	Certificate of Formation of St. Mary’s Holdings, LLC *

3.98	Limited Liability Company Agreement of St. Mary’s Holdings, LLC, as amended *

3.99	Certificate of Formation of St. Mary’s Physician Services, LLC, as amended *

3.100	Limited Liability Company Agreement of St. Mary’s Physician Services, LLC, as amended *

3.101	Certificate of Formation of St. Mary’s Real Property, LLC, as amended *

3.102	Limited Liability Company Agreement of St. Mary’s Real Property, LLC, as amended *

3.103	Certificate of Formation of Western Washington Healthcare, LLC *

3.104	Limited Liability Company Agreement of Western Washington Healthcare, LLC *

3.105	Certificate of Formation of Willamette Valley Clinics, LLC, as amended *

3.106	Limited Liability Company Agreement of Willamette Valley Clinics, LLC, as amended *

Exhibit
Number	Description
3.107	Certificate of Formation of Willamette Valley Medical Center, LLC, as amended *

3.108	Limited Liability Company Agreement of Willamette Valley Medical Center, LLC, as amended *

3.109	Certificate of Formation of WPC Holdco, LLC, as amended *

3.110	Limited liability Company Agreement of WPC Holdco, LLC *

3.111	Certificate of Formation of Lawton Surgery Investment Company, LLC, as amended *

3.112	Limited liability Company Agreement of Lawton Surgery Investment Company, LLC *

4.1	Indenture, dated as of June 28, 2010, among Capella Healthcare, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee *

4.2	Form of 9 1/4% Senior Notes due 2017 (included in Exhibit 4.1) *

4.3	First Supplemental Indenture, dated October 8, 2010, among Southwestern Radiology Affiliates, LLC, Capella Healthcare, Inc. and U.S. Bank National Association, as Trustee *

4.4	Second Supplemental Indenture, dated January 14, 2011, among National Park Family Care, LLC, Capella Healthcare, Inc. and U.S. Bank National Association, as Trustee *

4.5	Registration Rights Agreement, dated as of June 28, 2010, among Capella Healthcare, Inc., the Guarantors party thereto, and Banc of America Securities LLC, as representatives of the initial purchasers named therein *

5	Opinion of Waller Lansden Dortch & Davis, LLP *

10.1	Stock Purchase Agreement, dated as of May 4, 2005, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the other investors named therein *

10.2	Supplement No. 1 to the Stock Purchase Agreement, dated as of April , 2007, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the other investors named therein *

10.3	Amendment and Supplement No. 2 to the Stock Purchase Agreement, dated as of February 29, 2008, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the other investors named therein *

10.4	Stockholders Agreement, dated as of May 4, 2005, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the other investors named therein *

10.5	Amendment No. 1 to the Stockholders Agreement, dated as of February 29, 2008, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the other investors named therein *

10.6	Registration Rights Agreement, dated as of May 4, 2005, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the other investors named therein *

10.7	Professional Services Agreement, dated as of May 4, 2005, between GTCR Golder Rauner II, LLC and Capella Healthcare, Inc. *

10.8	Amendment No. 1 to Professional Services Agreement between GTCR Golder Rauner II, LLC and Capella Healthcare, Inc., dated as of November 30, 2005 *

Exhibit
Number	Description
10.9	Loan and Security Agreement, dated June 28, 2010, by and among Capella Healthcare, Inc. and certain borrowing subsidiaries as Borrowers, certain guarantying subsidiaries as Guarantors, certain financial institutions as Lenders, Bank of America, N.A. as Agent and Collateral Agent, Citibank, N.A. as Syndication Agent, Barclays Bank PLC and General Electric Capital Corporation as Co-Documentation Agents and Bank of America Securities LLC and Citigroup Global Markets Inc. as Co-Lead Arrangers and Co-Book Managers ***

10.10	Form of Joinder to Loan and Security Agreement *

10.11	Senior Management Agreement, dated as of May 4, 2005, by and among Capella Holdings, Inc., Capella Healthcare, Inc. and Daniel S. Slipkovich *

10.12	Amendment No. 1 to Senior Management Agreement, dated as of May 12, 2006, by and among Capella Holdings, Inc., Capella Healthcare, Inc., Daniel S. Slipkovich and GTCR Fund VIII, L.P. *

10.13	Senior Management Agreement, dated as of May 4, 2005, by and among Capella Holdings, Inc., Capella Healthcare, Inc. and James Thomas Anderson *

10.14	Amendment No. 1 to Senior Management Agreement, dated as of May 12, 2006, by and among Capella Holdings, Inc., Capella Healthcare, Inc., James Thomas Anderson and GTCR Fund VIII, L.P. *

10.15	Amendment No. 2 to Senior Management Agreement, dated as of September 1, 2010, by and among Capella Holdings, Inc., Capella Healthcare, Inc., James Thomas Anderson and GTCR Fund VIII, L.P. *

10.16	Senior Management Agreement, dated May 4, 2005, by and among Capella Holdings, Inc., Capella Healthcare, Inc. and David Andrew Slusser *

10.17	Amendment No. 1 to Senior Management Agreement, dated as of May 12, 2006, by and among Capella Holdings, Inc., Capella Healthcare, Inc., David Andrew Slusser and GTCR Fund VIII, L.P. *

10.18	Senior Management Agreement, dated as of October 17, 2005, by and among Capella Holdings, Inc., Capella Healthcare, Inc. and Denise Wilder Warren *

10.19	Amendment No. 1 to Senior Management Agreement, dated as of May 12, 2006, by and among Capella Holdings, Inc., Capella Healthcare, Inc., Denise Wilder Warren and GTCR Fund VIII, L.P. *

10.20	Senior Management Agreement, dated as of May 26, 2009, by and among Capella Holdings, Inc., Capella Healthcare, Inc. and Michael Wiechart *

10.21	Form of Amendment No. 1 to Senior Management Agreement, dated as of August 24, 2011, by and among Capella Holdings, Inc., Capella Healthcare, Inc., Michael Wiechart and GTCR Fund VIII, L.P. *

10.22	Senior Management Agreement, dated November 7, 2005, by and among Capella Holdings, Inc., Capella Healthcare, Inc. and Howard T. Wall, III *

10.23	Amendment No. 1 to Senior Management Agreement, dated May 12, 2006, by and among Capella Holdings, Inc., Capella Healthcare, Inc. and Howard T. Wall, III *

10.24	Confirmation of Departure Terms, effective June 10, 2011, by and among Capella Holdings, Inc., Capella Healthcare, Inc., Howard T. Wall, III and RegionalCare Hospital Partners *

10.25	Capella Holdings, Inc. 2006 Stock Option Plan *

10.26	Capella Holdings, Inc. Deferred Compensation Plan *

Exhibit
Number	Description

10.27	Computer and Data Processing Services Agreement, effective February 21, 2011, by and among HCA-Information Technology & Services, Inc. and Capella Healthcare, Inc.**

10.28	Amendment No. 001 to Computer and Data Processing Services Agreement, effective May 5, 2011, by and among HCA-Information Technology & Services, Inc. and Capella Healthcare, Inc. **

10.29	Lease Agreement, dated April 3, 2007, by and among Muskogee Medical Center Authority, d/b/a Muskogee Regional Medical Center , Muskogee Regional Medical Center, LLC, and Capella Healthcare, Inc. *

10.30	Form of Redemption Agreement *

12	Statement of Computation of Ratio of Earnings to Fixed Charges *

21	Subsidiaries of Registrant *

23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5) *

23.2	Consent of Ernst & Young LLP **

24	Powers of Attorney (included on signature page) *

25	Statement on Form T-1 as to the eligibility of the Trustee *

99.1	Form of Letter of Transmittal *

99.2	Form of Notice of Guaranteed Delivery *

*	Previously filed.
**	Filed herewith.
***	Filed herewith. Certain information has been omitted pursuant to a confidential treatment request filed with the SEC.